     As filed with the Securities and Exchange Commission on May 7, 1997.

                                                     Registration No. ________
  ____________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                             _____________________

                       REGISTRATION STATEMENT ON FORM S-8

                                     Under

                           THE SECURITIES ACT OF 1933
                             _____________________

                      SPATIALIZER AUDIO LABORATORIES, INC.
                              1996 INCENTIVE PLAN

             (Exact name of registrant as specified in its charter)

  Delaware                                          3698                               95-4484725
------------------------                  -----------------------------              ----------------
(State or other jurisdiction of           (Primary Standard Industrial               (I.R.S. Employer
incorporation or                          Classification Code Number)                 Identification No.)
organization)


                       20700 Ventura Boulevard, Suite 134
                       Woodland Hills, California  91364
                                 (818) 227-3370
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

           Steven D. Gershick, Chief Executive Officer and President
                      Spatializer Audio Laboratories, Inc.
                       20700 Ventura Boulevard, Suite 134
                       Woodland Hills, California  91364
                                 (818) 227-3370
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             _____________________

                                   Copies to:
                             Margaret G. Graf, Esq.
                  Brand Farrar Dziubla Freilich & Kolstad, LLP
                      515 South Flower Street, Suite 3500
                       Los Angeles, California 90071-2201
                                 (213) 228-0288
                          Direct Dial: (213) 426-6260

                        CALCULATION OF REGISTRATION FEE




==========================================================================================================
  Title of Each Class                            Proposed Maximum        Proposed Maximum     Amount of
  of Securities to be    Amount to be            Offering Price Per      Aggregate Offering   Registration
  Registered             Registered(1)           Share(2)                Price(2)             Fee(2)
==========================================================================================================
  Common Stock, $.01
  par value per share        992,500             $3.00                   $1,500,000           $357.00
==========================================================================================================

(1) An undetermined number of additional shares may be issued if the anti-dilution adjustment provisions of this Plan become operational.

(2) Pursuant to Rule 457(c), the fee is an estimate solely for the purposes of computing the registration fee based on the average of the high and low bid prices of the Common Stock on the Small Capital Company listings of the National Association of Securities Dealers Automated Quotation ("NASDAQ") system on May 1, 1997.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

                 The following documents are incorporated by reference into this registration statement:

                 (1) The Company's Annual Report on Form 10-K for the year ended December 31, 1996, filed with the Commission on March 31, 1997.

                 (2) The description of the Company's Common Stock contained in the Company's above-referenced Registration Statement on Form 8-A dated July 17, 1995 filed with the Commission pursuant to Section 12 of the 1934 Act, as amended by Amendment Number One thereto dated August 15, 1995.

                 All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the 1934 Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being hereinafter referred to as "Incorporated Documents"); provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 in each year during which the offering made by this registration statement is in effect prior to the filing with the Commission of the Company's Annual Report on Form 10-K covering such year shall not be Incorporated Documents or be incorporated by reference in this registration statement or be a part hereof from and after the filing of such Annual Report on Form 10-K.

                 Any statement contained in an Incorporated Documents shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.  Description of Securities.

                 The securities to be offered are registered under Section 12(b) of the 1934 Act.

Item 5.  Interest of Named Experts and Counsel.

                 Not applicable.

Item 6.  Indemnification of Directors and Officers.

                 Section 145 of the Delaware General Corporation Law and the Restated Certificate of Incorporation of the Company provide for indemnification of directors and officers for expenses (including reasonable amounts paid in settlement) incurred in defending actions brought against them. The Company's Restated Certificate of Incorporation provides that directors and officers shall be indemnified and held harmless by the Company to the fullest extent permitted by the laws of Delaware as the same now or hereafter exist.

                 Section 102(b)(7) of the Delaware General Corporation Law and the Company's Restated Certificate of Incorporation contains a provision that eliminates, to the fullest extent permitted by Delaware law, the personal liability of each director of the Company to the Company and its shareholders for monetary damages for certain breaches of fiduciary duty. This provision relieves the director of liability for monetary damages for breaches of the duty of loyalty, actions or omissions not in good faith, knowing violation of law or intentional misconduct, willful or negligent conduct in approving an unlawful dividend, stock repurchase or redemption or obtaining improper personal benefits and certain other transactions.

Item 7.  Exemption from Registration Claimed.

                 Not applicable.

Item 8.  Exhibits.

                 Reference is made to the Exhibit Index.

Item 9.  Undertakings.

                 The registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933 (the "Act"), each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) That, for the purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and where applicable each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                 (5) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Los Angeles, State of California on December 31, 1996.

                      SPATIALIZER AUDIO LABORATORIES, INC.


                                        By:    /s/ Steven D. Gershick
                                              ------------------------------
                                        Name:   Steven D. Gershick
                                        Title:  President and Chief Executive
                                                Officer



                               POWER OF ATTORNEY

                 We, the undersigned officers and directors of Spatializer Audio Laboratories, Inc., hereby severally constitute Steven D. Gershick and Wendy M. Guerrero, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all amendments (including post-effective amendments) to said Registration Statement, and generally to do all such things in our name and on behalf in the capacities indicated below to enable Spatializer Audio Laboratories, Inc. to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

                 Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.


         Signature                                Title                                   Date
         ---------                                -----                                   ----
/s/ Stephen W. Desper                   Director, Chairman of the Board             December 31, 1996
------------------------------
Stephen W. Desper


/s/ Steven D. Gershick                  Director, President and                     December 31, 1996
------------------------------          Chief Executive Officer
Steven D. Gershick


/s/ Wendy M. Guerrero                   Chief Financial Officer                     December 31, 1996
------------------------------          (through December 15, 1996)
Wendy M. Guerrero


/s/ Kathy Partch                        Acting Chief Financial Officer              April 9, 1997
------------------------------
Kathy Partch


/s/  Carlo Civelli                      Director                                     December 31, 1996
------------------------------
Carlo Civelli


/s/  David Foster                       Director                                     December 31, 1996
------------------------------
David Foster


/s/ James D. Pace                       Director                                     December 31, 1996
------------------------------
James D. Pace


/s/ Jerold H. Rubinstein                Director                                     December 31, 1996
------------------------------
Jerold H. Rubinstein


/s/ Gilbert N. Segel                    Director                                     December 31, 1996
------------------------------
Gilbert N. Segel

                                 EXHIBIT INDEX


Exhibits marked with an asterisk (*) are incorporated by reference to documents previously filed by the registrant with the Securities and Exchange Commission, as indicated. All other documents listed are filed with this registration statement.


Exhibit Number                                Description
--------------                                -----------
   4.1     *                1996 Incentive Plan (incorporated by reference to
                            the Company's Proxy Statement dated June 26, 1996
                            and previously filed with the Commission)

   4.2     *                Certificate of Incorporation of the Company
                            (incorporated by reference to Exhibit 3.1 to the
                            Company's Registration Statement on Form S-1,
                            Registration No. 33-90532, effective August 21,
                            1995)

   4.3     *                Amended and Restated Bylaws of the Company
                            (incorporated by reference to Exhibit 3.2 to the
                            Company's Registration Statement on Form S-1,
                            Registration No. 33-90532, effective August 21,
                            1995)

   5.1                      Opinion of Brand Farrar Dziubla Freilich & Kolstad,
                            LLP

  23.1                      Consent of KPMG Peat Marwick LLP

  23.2                      Consent of Brand Farrar Dziubla Freilich & Kolstad,
                            LLP, set forth in the opinion filed as Exhibit 5.1 hereto
